                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                      FORM 8-K/A

      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                     ACT OF 1934

DATE OF REPORT     October 14, 1997


                                  -----------------


                                     YAHOO! INC.

                (Exact name of registrant as specified in its charter)

                                       0-26822
                               (Commission File Number)

California                                 77-0398689
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                          3400 Central Expressway, Suite 201
                            Santa Clara, California 95051
               (Address of principal executive offices, with zip code)


                                    (408) 731-3300
                 (Registrant's telephone number, including area code)

    The Registrant hereby amends its Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 1997.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    (a) On October 20, 1997, Yahoo! Inc., a California corporation ("YAHOO!") completed the closing of an Agreement and Plan of Reorganization dated October 7, 1997 (the "AGREEMENT") by and among Yahoo!, ST Acquisition Corporation, a wholly-owned subsidiary of Yahoo!, and Four11 Corporation ("FOUR11"). The reorganization occurred following the approval of the transaction by the shareholders of Four11 and satisfaction of certain other closing conditions.

    In the reorganization, all outstanding shares of Four11 stock, options to purchase Four11 stock, and warrants to purchase Four11 stock were converted into 1,654,099 shares and options and warrants to purchase shares of Yahoo! Common Stock at an Exchange Ratio of 0.2318121. All outstanding options to purchase Four11 stock have been assumed by Yahoo! and converted into options to purchase Yahoo! common stock, and all outstanding warrants to purchase Four11 stock have been assumed by Yahoo! and converted into warrants to purchase Yahoo! Common Stock.

    Under the terms of the Agreement and a related Escrow Agreement dated October 20, 1997, a total of 124,057 shares of Yahoo!'s Common Stock will be held in escrow for the purpose of indemnifying Yahoo! against certain liabilities of Target. Such escrow will expire upon the issuance of Yahoo!'s auditor's opinion for the financial statements for Yahoo! and its subsidiaries for the fiscal year ending December 31, 1997.

    It is intended that the transaction qualify as a tax-free reorganization for federal income tax purposes and that the merger be accounted for on a pooling of interests basis.

    This transaction was originally reported voluntarily under Item 5 (Other Events) of this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.


                                  FOUR11 CORPORATION

                            INDEX TO FINANCIAL STATEMENTS

                                                                                               Page
                                                                                               ----
Report of Independent Accountants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-1

Balance Sheet as of December 31, 1995 and 1996 and September 30, 1997 (unaudited). . . . . . . .F-2

Statement of Operations for the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997 (unaudited). . . . . . . . . . . . . . . .F-3

Statement of Shareholders' Equity (Deficit) for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997 (unaudited) . . . . . . . . . . . . . . . . . . . .F-4

Statement of Cash Flows for the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997 (unaudited). . . . . . . . . . . . . . . . . .F-5

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-6

                          REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Four11 Corporation

    In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of shareholders' equity (deficit) present fairly, in all material respects, the financial position of Four11 Corporation at December 31, 1995 and 1996, and the results of its operations and its cash flows for the period from inception (February 24, 1994) to December 31, 1995, and for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    As discussed in Note 9, on October 20, 1997, the Company consummated an Agreement and Plan of Reorganization (the "Agreement") with Yahoo! Inc., a publicly held company, upon which the Company's shareholders exchanged all of their shares of Common Stock for shares of Common Stock of Yahoo! Inc., in a business combination to be accounted for as a pooling of interests.


/s/ PRICE WATERHOUSE LLP


San Jose, California
October 6, 1997, except as to
Note 9, which is as of
October 20, 1997

                                  FOUR11 CORPORATION
                                    BALANCE SHEET



                                                                        DECEMBER 31,          SEPTEMBER 30,
                                                                   1995           1996            1997
                                                                ----------    -----------     ------------
                                                                                               (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents. . . . . . . . . . . . . . . . .    $  238,000    $ 1,682,000      $   694,000
  Short-term investments . . . . . . . . . . . . . . . . . .       392,000              -                -
  Accounts receivable, net of allowance for doubtful
    accounts of $2,000, $65,000, and $275,000. . . . . . . .        13,000        434,000          661,000
  Prepaid expenses and other currents assets . . . . . . . .        14,000         16,000           56,000
                                                                ----------    -----------     ------------
      Total current assets . . . . . . . . . . . . . . . . .       657,000      2,132,000        1,411,000

Property and equipment, net. . . . . . . . . . . . . . . . .        78,000        566,000        1,111,000
Deposits . . . . . . . . . . . . . . . . . . . . . . . . . .         4,000         15,000           15,000
                                                                ----------    -----------     ------------
                                                                $  739,000    $ 2,713,000      $ 2,537,000
                                                                ----------    -----------     ------------
                                                                ----------    -----------     ------------

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable . . . . . . . . . . . . . . . . . . . . .    $   43,000    $   114,000      $   201,000
  Accrued expenses and other current liabilities.. . . . . .        36,000        351,000          770,000
  Deferred revenue . . . . . . . . . . . . . . . . . . . . .         5,000        118,000          207,000
  Advances and convertible notes payable . . . . . . . . . .             -              -          600,000
  Capitalized lease obligation . . . . . . . . . . . . . . .             -              -          398,000
                                                                ----------    -----------     ------------
      Total current liabilities. . . . . . . . . . . . . . .        84,000        583,000        2,176,000
                                                                ----------    -----------     ------------

Capitalized lease obligation . . . . . . . . . . . . . . . .             -              -          899,000
                                                                ----------    -----------     ------------

Commitments (Note 7)

Shareholders' equity (deficit):
  Convertible preferred stock, $0.01 par value; 3,945,106
    shares authorized: 1,697,915, 3,630,500
    and 3,630,500 issued and outstanding . . . . . . . . . .       815,000      4,233,000        4,233,000
  Common stock, $0.01 par value; 15,000,000 shares
    authorized; 2,548,230, 2,548,230 and 2,834,874
    shares issued and outstanding. . . . . . . . . . . . . .         5,000         13,000          259,000
  Accumulated deficit. . . . . . . . . . . . . . . . . . . .      (165,000)    (2,116,000)      (5,030,000)
                                                                ----------    -----------     ------------
      Total shareholders' equity (deficit) . . . . . . . . .       655,000      2,130,000         (538,000)
                                                                ----------    -----------     ------------
                                                                $  739,000    $ 2,713,000      $ 2,537,000
                                                                ----------    -----------     ------------
                                                                ----------    -----------     ------------


      The accompanying notes are an integral part of these financial statements.

                                 FOUR11 CORPORATION
                               STATEMENT OF OPERATIONS

                                             YEAR ENDED                 NINE MONTHS ENDED
                                             DECEMBER 31,                  SEPTEMBER 30,
                                          1995          1996           1996           1997
                                       ----------   ------------   ------------   ------------
                                                                              (unaudited)
Revenues . . . . . . . . . . . . .     $   47,000   $    624,000   $    232,000   $  1,951,000
Cost of revenues . . . . . . . . .         15,000        240,000        100,000        875,000
                                       ----------   ------------   ------------   ------------
  Gross profit . . . . . . . . . .         32,000        384,000        132,000      1,076,000
                                       ----------   ------------   ------------   ------------
Operating expenses:
  Sales and marketing. . . . . . .         77,000      1,281,000        627,000      2,357,000
  Product development. . . . . . .         61,000        689,000        428,000      1,051,000
  General and administrative . . .         92,000        362,000        251,000        520,000
                                       ----------   ------------   ------------   ------------
    Total operating expenses . . .        230,000      2,332,000      1,306,000      3,928,000
                                       ----------   ------------   ------------   ------------

Loss from operations . . . . . . .       (198,000)    (1,948,000)    (1,174,000)    (2,852,000)

Interest and other income. . . . .         33,000         17,000          5,000         29,000
Interest and other expense . . . .              -        (20,000)       (20,000)       (91,000)
                                       ----------   ------------   ------------   ------------

Net loss . . . . . . . . . . . . .     $ (165,000)  $ (1,951,000)  $ (1,189,000)  $ (2,914,000)
                                       ----------   ------------   ------------   ------------
                                       ----------   ------------   ------------   ------------


      The accompanying notes are an integral part of these financial statements.

                                  FOUR11 CORPORATION
                     STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                 CONVERTIBLE
                                               PREFERRED STOCK                  COMMON STOCK
                                          ---------------------------   ---------------------------   ACCUMULATED
                                            SHARES          AMOUNT          SHARES         AMOUNT       DEFICIT          TOTAL
                                          ------------   ------------   -------------   -----------  -------------    -----------
Issuance of Common Stock
  in connection with formation
  of the Company . . . . . . . . . . .               -   $          -      2,500,000    $     3,000  $           -    $     3,000

Issuance of Series A Convertible
  Preferred Stock at $0.49
  per share, net of issuance costs
  of $10,000 . . . . . . . . . . . . .       1,697,915        815,000              -              -              -        815,000
Issuance of Common Stock
  in exchange for technology
  rights . . . . . . . . . . . . . . .               -              -         48,230          2,000              -          2,000
Net loss for the period from
  inception (February 24, 1994)
  through December 31, 1995. . . . . .               -              -              -              -       (165,000)      (165,000)
                                          ------------   ------------   ------------    -----------  -------------    -----------

Balance at December 31, 1995 . . . . .       1,697,915        815,000      2,548,230          5,000       (165,000)       655,000

Issuance of Series B Convertible
  Preferred Stock, net of issuance
  costs of $22,000 . . . . . . . . . .       1,932,585      3,418,000              -              -              -      3,418,000
Compensation expense on
  option grants. . . . . . . . . . . .               -              -              -          8,000              -          8,000
Net loss . . . . . . . . . . . . . . .               -              -              -              -     (1,951,000)    (1,951,000)
                                          ------------   ------------   ------------    -----------  -------------    -----------

Balance at December 31, 1996 . . . . .       3,630,500      4,233,000      2,548,230         13,000     (2,116,000)     2,130,000

Issuance of Common Stock
  pursuant to the exercise of
  options (unaudited). . . . . . . . .               -              -        286,644         30,000              -         30,000
Compensation expense on
  option grants (unaudited). . . . . .               -              -              -        216,000              -        216,000
Net loss (unaudited).. . . . . . . . .               -              -              -              -     (2,914,000)    (2,914,000)
                                          ------------   ------------   ------------    -----------  -------------    -----------

Balance at September 30, 1997
   (unaudited).. . . . . . . . . . . .       3,630,500   $  4,233,000      2,834,874    $   259,000  $  (5,030,000)   $  (538,000)
                                          ------------   ------------   ------------    -----------  -------------    -----------
                                          ------------   ------------   ------------    -----------  -------------    -----------



   The accompanying notes are an integral part of these financial statements.

                                  FOUR11 CORPORATION
                               STATEMENT OF CASH FLOWS

                                                                             YEAR ENDED                NINE MONTHS ENDED
                                                                            DECEMBER 31,                 SEPTEMBER 30,
                                                                         1995          1996           1996           1997
                                                                    ------------  -------------  -------------  -------------
                                                                                                         (unaudited)
Cash flows from operating activities:
  Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  (165,000)  $ (1,951,000)  $ (1,189,000)  $ (2,914,000)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
       Common stock issued in exchange
          for technology rights and services . . . . . . . . . .          5,000               -              -             -
       Compensation expense related
          to stock options . . . . . . . . . . . . . . . . . . .              -           8,000          2,000       216,000
       Depreciation. . . . . . . . . . . . . . . . . . . . . . .          7,000         162,000         63,000       556,000
       Changes in assets and liabilites:
          Accounts receivable, net . . . . . . . . . . . . . . .        (13,000)      (421,000)      (156,000)      (227,000)
          Prepaid expenses and other assets. . . . . . . . . . .        (14,000)        (2,000)       (10,000)       (40,000)
          Deposits . . . . . . . . . . . . . . . . . . . . . . .         (4,000)       (11,000)       (15,000)             -
          Accounts payable . . . . . . . . . . . . . . . . . . .         43,000          71,000        145,000        87,000
          Accrued expenses and
            other current liabilities. . . . . . . . . . . . . .         36,000         315,000        184,000       419,000
          Deferred revenue . . . . . . . . . . . . . . . . . . .          5,000         113,000         89,000        89,000
                                                                    -----------    ------------   ------------  ------------

            Net cash used in operating activities. . . . . . . .       (100,000)     (1,716,000)     (887,000)     (1,814,000)
                                                                    -----------    ------------   ------------   ------------

Cash flows from investing activities:
  Purchase of property and equipment . . . . . . . . . . . . . .        (85,000)      (650,000)      (313,000)    (1,101,000)
  Purchase of short-term investments . . . . . . . . . . . . . .       (392,000)              -              -             -
  Proceeds from sale of short-term
    investments. . . . . . . . . . . . . . . . . . . . . . . . .              -         392,000        392,000             -
                                                                    -----------    ------------   ------------  ------------

            Net cash provided by (used in)
            investing activities . . . . . . . . . . . . . . . .       (477,000)      (258,000)         79,000    (1,101,000)
                                                                    -----------   ------------    ------------  ------------

Cash flows from financing activities:
  Proceeds from bridge loan. . . . . . . . . . . . . . . . . . .              -               -        594,000             -
  Proceeds from advances and issuance
    of convertible notes payable . . . . . . . . . . . . . . . .              -               -              -       600,000
  Proceeds from issuance of convertible
    preferred stock, net . . . . . . . . . . . . . . . . . . . .        815,000       3,418,000      2,500,000             -
  Proceeds from exercise of stock options. . . . . . . . . . . .              -               -              -        30,000
  Proceeds from capitalized lease obligations. . . . . . . . . .              -               -              -     1,500,000
  Principal payments on capitalized
    lease obligations. . . . . . . . . . . . . . . . . . . . . .              -               -              -      (203,000)
                                                                    -----------   -------------   ------------  ------------
            Net cash provided by financing
             activities. . . . . . . . . . . . . . . . . . . . .        815,000       3,418,000      3,094,000     1,927,000
                                                                    -----------   -------------   ------------  ------------
Net increase (decrease) in cash and cash equivalents . . . . . .        238,000       1,444,000      2,286,000      (988,000)
Cash and cash equivalents at beginning of period . . . . . . . .              -         238,000        238,000     1,682,000
                                                                    -----------   -------------   ------------  ------------
Cash and cash equivalents at end of period . . . . . . . . . . .    $   238,000   $   1,682,000    $ 2,524,000  $    694,000
                                                                    -----------   -------------   ------------  ------------
                                                                    -----------   -------------   ------------  ------------


      The accompanying notes are an integral part of these financial statements.

                                  FOUR11 CORPORATION
                            NOTES TO FINANCIAL STATEMENTS


NOTE 1 - THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES:

THE COMPANY

   Four11 Corporation (the "Company") develops and maintains Web-based e-mail and a branded white page directory service which includes e-mail, telephone and Internet phone directories. The Company was incorporated in California on February 24, 1994, and recognized immaterial operating transactions from that date through December 31, 1994, which have been included in the Company's financial statements for the year ended December 31, 1995 to simplify presentation. The Company conducts its business within one industry segment.

   On October 20, 1997, the Company consummated an Agreement and Plan of Reorganization (the "Agreement") with Yahoo! Inc., a publicly held company, upon which the Company's shareholders exchanged all of their shares of Common Stock for shares of Common Stock of Yahoo! Inc. in a business combination to be accounted for as a pooling of interests (See Note 9).

The Company's significant accounting policies are set forth below:

USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.
Actual results could differ from those estimates.

CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

   Cash equivalents are comprised of highly liquid debt instruments with an original maturity at the date of purchase of three months or less. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents, and investments with original maturities greater than three months to be short-term investments.

   Short-term investments are classified as available for sale and consist of U.S. Treasury bills. At December 31, 1995, the estimated fair value of these investments approximated cost. At December 31, 1996 and September 30, 1997 no short-term investments were outstanding. Fair value is determined based upon the quoted market prices of the securities as of the balance sheet date.

PROPERTY AND EQUIPMENT

   Property and equipment are stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets, generally from two to three years.

                                  FOUR11 CORPORATION
                            NOTES TO FINANCIAL STATEMENTS


REVENUE RECOGNITION

   Advertising revenues are derived from the sale of advertising space on the Four11 directory. Advertising revenues are recognized in the period the advertisement is displayed, provided that no significant vendor obligations remain and collection of the resulting receivable is probable. The obligations typically include guarantees of minimum number of "impressions," or times that any advertisement is viewed. In the event that minimum impression levels are not achieved, revenue is deferred until the obligation is satisfied. Promotion revenues are derived from contractual arrangements with customers. Promotion fees are recognized in the period services are rendered.


   Revenue from barter transactions are recognized as the advertisements are shown on the Four11 directory. Barter transactions are recorded at the estimated fair value of the goods and services received. Revenue from barter transactions were insignificant during the period from inception through December 31, 1995. In 1996, the Company recorded revenues of $50,000 relating to a barter transaction with a company whose significant shareholder is also a holder of a significant portion of the Company's Convertible Preferred Stock. For the nine months ended September 30, 1997, the Company recorded revenues of $140,000 relating to barter transactions, of which $60,000 relates to a Company whose significant shareholder is also a holder of a significant portion of the Company's Convertible Preferred Stock.

No individual customer accounted for more than 10% of total revenues in 1995. Revenues from customers representing 10% or more of total revenues were as follows:

                     YEAR ENDED                 NINE MONTHS ENDED
                   DECEMBER 31, 1996   SEPTEMBER 30, 1996  SEPTEMBER 30, 1997
                   -----------------   ------------------  ------------------
                                                     (UNAUDITED)
Customer A              12%                 13%                  1%
Customer B              19%                 26%                 10%

PRODUCT DEVELOPMENT

   Costs incurred in the research and development of new products and enhancements to existing products are charged to expense as incurred until the technological feasibility of the product or enhancement has been established. After establishment of technological feasibility, any additional development costs incurred through the date the product is available for general release are capitalized in accordance with Statement of Financial Accounting Standard
No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" and amortized over the estimated product life. To date, all software development costs incurred subsequent to the establishment of technological feasibility have been immaterial, and thus no costs have been capitalized.

ADVERTISING COSTS

   Advertising costs are recorded as an expense the first time an advertisement appears. Advertising expense totaled $4,000, $138,000 and $311,000 for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively.

                                  FOUR11 CORPORATION
                            NOTES TO FINANCIAL STATEMENTS


INCOME TAXES

   Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.

STOCK SPLIT

   During 1996, the Board of Directors approved a five-for-one stock split of the Company's Preferred and Common Stock. All applicable share and per share amounts of convertible Preferred and Common Stock have been retroactively adjusted to reflect the stock split.

WARRANTS

   Warrants issued under certain agreements are accounted for in accordance with Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation." The costs associated with warrants granted are amortized over the period of the expected benefit. Where warrant costs are in excess of expected future benefit, these costs are recognized immediately.

STOCK-BASED COMPENSATION

   The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of APB Opinion. No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS
No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

CONCENTRATION OF CREDIT RISK

   Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents, short-term investments and accounts receivable. The Company places its cash, cash equivalents and short-term investments primarily in checking, money market accounts and U.S. Treasury bills. The Company performs credit evaluations of its customers and provides for expected credit loss. As of December 31, 1996 and September 30, 1997, four customers represented 51% and 34% of total accounts receivable, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

   For certain of the Company's financial instruments, including cash equivalents, short-term investments, accounts receivable, prepaid expenses and accounts payable, the carrying amounts approximate fair value due to the relatively short maturity of these instruments.

INTERIM FINANCIAL INFORMATION (UNAUDITED)

   The accompanying balance sheet as of September 30, 1997 and the statements of operations and cash flows for the nine months ended September 30, 1996 and 1997 and the statement of shareholders' equity (deficit) for the nine months ended September 30, 1997 are unaudited. Similarly, amounts disclosed in the notes to the financial statements relating to the nine moths ended September 30, 1996 and 1997 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the results of the

                                  FOUR11 CORPORATION
                            NOTES TO FINANCIAL STATEMENTS


interim periods. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period.

ADOPTION OF NEW ACCOUNTING PRONOUNCEMENTS

   In February 1997, the Financial Accounting Standards Board issued Statement of Financial Standards No. 129 ("SFAS 129"), "Disclosure of Information about Capital Structure", SFAS 129 requires disclosure of certain information related to the Company's capital structure and is not anticipated to have a material impact on the Company's financial position or results of operations.

   In June 1997, the FASB issued SFAS 130, "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from nonowner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustment and unrealized gain/loss on available for sale securities. The disclosure prescribed by SFAS 130 must be made beginning with the first quarter of 1998 and is not anticipated to have a material impact on the Company's financial position or results of operations.

   In June 1997, the FASB issued SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company has not yet determined the impact, if any, of adopting this new standard. The disclosures prescribed by SFAS 131 are effective in 1998.

NOTE 2 - BALANCE SHEET COMPONENTS:

                                           DECEMBER 31,          SEPTEMBER 30,
                                       1995           1996           1997
                                                                 (UNAUDITED)

Property and equipment:
  Computer equipment and software    $  83,000    $  708,000    $  1,798,000
  Furniture and equipment                2,000        27,000          38,000
                                     ---------    ----------    ------------
                                        85,000       735,000       1,836,000
  Less:  accumulated depreciation       (7,000)     (169,000)      (725,000)
                                     ---------    ----------    ------------

                                     $  78,000    $  566,000    $  1,111,000
                                     ---------    ----------    ------------
                                     ---------    ----------    ------------

Accrued expenses and other
  current liabilities:
  Accrued payroll and related
    expenses                         $  11,000    $  175,000    $    238,000
  Accrued connection costs                   -        34,000         188,000
  Accrued professional services         25,000        95,000         130,000
  Accrued expenses and other
    liabilities                              -        47,000         214,000
                                     ---------    ----------    ------------
                                     $  36,000    $  351,000    $    770,000
                                     ---------    ----------    ------------
                                     ---------    ----------    ------------

                                  FOUR11 CORPORATION
                            NOTES TO FINANCIAL STATEMENTS


NOTE 3 - INCOME TAXES:

   No current provision for income taxes has been provided as the Company has incurred net operating losses for income tax purposes and has no carryback potential. No deferred benefit for income taxes has been recorded as the Company is in a net deferred tax asset position for which a full valuation allowance has been provided due to uncertainty of its realization. Deferred tax assets of approximately $50,000 and $770,000 at December 31, 1995 and 1996, respectively, consist primarily of net operating loss carryforwards.

   At December 31, 1995 and 1996, the Company had federal net operating loss carryforwards, of approximately $125,000 and $1,900,000, respectively, available to reduce future taxable income, which expire in 2009 through 2011.

   Under the Tax Reform Act of 1986, the amount of and the benefit from net operating losses that can be carried forward may be limited in certain circumstances including, but not limited to, a cumulative stock ownership change of more than 50% over a three-year period, as defined.

NOTE 4 - CONVERTIBLE PREFERRED STOCK:

   Under the Company's Amended and Restated Articles of Incorporation, the Company is authorized to issue 3,945,106 shares of Preferred Stock, of which 1,697,915 and 2,247,191 shares have been designated as Series A and B, respectively.

   During 1995, the Company issued 1,697,915 shares of Series A Preferred Stock ("Series A") for aggregate gross proceeds of $825,000. During 1996, the Company issued 1,932,585 shares of Series B Convertible Preferred Stock ("Series B") for aggregate gross proceeds of $3,440,000.

   In June 1996, the Company issued a warrant to purchase shares of Series B Convertible Preferred Stock to a bank that provided bridge financing aggregating $500,000 during 1996. The warrant enables the holder to purchase 21,067 shares of Series B Convertible Preferred Stock at $1.78 per share, subject to adjustment for dilution. The warrants are exercisable at any time prior to their expiration in June 2001. A nominal value was prescribed to the warrant on the date of issuance. No warrants had been exercised as of September 30, 1997.

   In February 1997, the Company issued warrants to purchase 48,455 shares of Series B Convertible Preferred Stock at $1.78 per share, subject to adjustment for dilution, in connection with the closing of a capital lease line of credit. The warrants are exercisable at any time prior to their expiration in February 2007. A nominal value was prescribed to the warrant on the date of issuance. No warrants were exercised as of September 30, 1997.

The rights, preferences and privileges with respect to the convertible preferred stock are as follows:

DIVIDENDS

   Holders of Series A and B are entitled to receive noncumulative cash dividends at the annual rate of $0.04 and $0.17 per share, respectively, when, as and if declared by the Board of Directors. No dividends shall be paid on any Common Stock unless an equal dividend is paid with respect to all outstanding shares of Preferred Stock on an as-if converted basis. There have been no dividends declared to date.

                                  FOUR11 CORPORATION
                            NOTES TO FINANCIAL STATEMENTS


CONVERSION

   Each share of Series A and B is convertible at the option of the holder into shares of Common Stock at a conversion price of $0.49 and $1.78 per share, respectively, subject to adjustment, as defined, which essentially provides dilution protection for holders of the Preferred Stock. Such conversion is automatic upon the effective date of a public offering of the Company's Common Stock with aggregate proceeds of at least $6,000,000 and a corporate market valuation of at least $40,000,000.

   At December 31, 1996, the Company reserved 1,697,915 and 2,002,107 shares of Common Stock for the conversion of Series A and B Preferred Stock, respectively.

LIQUIDATION

   In the event of liquidation, dissolution or winding up of the Company, including a merger or consolidation where the beneficial owners of the Company's Common Stock and Preferred Stock own less than 50% of the resulting voting power of the surviving entity, the holders of Series A and B Preferred Stock are entitled to a per share distribution, in preference to holders of Common Stock, equal to $0.49 and $1.78 per share, respectively, plus any declared and unpaid dividends. The remaining assets, if any, shall be distributed ratably on an "as-if converted" basis with aggregate distributions to holders of Series A and B Preferred Stock limited to $1.46 and $5.34 per share, respectively. Should the Company's legally available assets be insufficient to satisfy the liquidation preferences, the funds will be distributed ratably in proportion to the aggregate Series A and B Preferred Stock preferences.

VOTING

   The holders of Series A and B have one vote for each share of Common Stock into which such Preferred Stock may be converted.

NOTE 5 - COMMON STOCK:

   The Company's Amended and Restated Articles of Incorporation authorize the Company to issue 15,000,000 shares of $0.01 par value Common Stock. During the period from inception (February 24, 1994) through the year ended December 31, 1996 and the nine months ended September 30, 1997 the Company issued 2,548,230 and 0 shares, respectively, of Common Stock to the founders of the Company and other employees in exchange for services and certain rights to technology. A portion of the shares issued to the founders are subject to a right of repurchase by the Company subject to vesting over a three year period. At December 31, 1996 and September 30, 1997 there were 729,000 shares and 417,000 shares, respectively, subject to repurchase. In connection with the issuance of Series A Preferred Stock, the Company entered into agreements with the founders whereby in the event of 1) an acquisition or merger or other transaction where the shareholders of the Company own less than 50% of the surviving corporation,
2) the sale of substantially all of the assets of the Company, or 3) the closing of an underwritten public offering of shares of Common Stock, the Company's right to repurchase the shares of Common Stock lapses provided that the above transactions result in the payment to holders of Series A Preferred Stock consideration aggregating $2.43 per share.

   Certain Common Stock options holders (see Note 6) have the right to exercise unvested options, subject to a repurchase right held by the Company. At December 31, 1996 and September 30, 1997, 0 and 193,507, respectively, of the shares issued on the exercise of options were subject to repurchase by the Company at the original purchase price in the event of employee termination.

                                  FOUR11 CORPORATION
                            NOTES TO FINANCIAL STATEMENTS


NOTE 6 - STOCK OPTION PLAN:

   The 1995 Stock Option Plan (the "Plan") authorized the Board of Directors to grant incentive stock options and nonstatutory stock options to employees, directors and consultants for up to 1,425,000 shares of Common Stock. Options under the Plan may be granted at prices no less than 100% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors provided, however, that 1) the exercise price for nonstatutory stock options shall not be less than 85% of the estimated fair value of the shares on the date of grant, and 2) the exercise price of an option granted to a 10% shareholder shall not be less than 110% of the estimated fair value on the date of grant. Options vest over a four year period and are exercisable for a maximum period of ten years after the date of grant.

A summary of the Plan activity is as follows:


                                                   OPTIONS                         EXERCISE              RANGE OF
                                                  AVAILABLE        OPTIONS          PRICE                EXERCISE
                                                  FOR GRANT     OUTSTANDING       PER SHARE               PRICES
Authorized                                        1,425,000             -
Granted                                           (337,605)        337,605           $  0.05         $      0.05
                                                 ----------     ----------

Balance at December 31, 1995                      1,087,395        337,605           $  0.05         $      0.05
Granted                                            (573,183)       573,183           $  0.11         $  0.05-$0.18
Canceled                                            171,811       (171,811)          $  0.05         $      0.05
                                                 ----------     ----------

Balance at December 31, 1996                        686,023        738,977           $  0.10         $  0.05-$0.18
Granted (unaudited)                               (344,500)        344,500           $  0.18         $      0.18
Exercised (unaudited)                                     -       (286,644)          $  0.11         $  0.05-$0.18
Cancelled (unaudited)                               196,813       (196,813)          $  0.13         $  0.05-$0.18
                                                 ----------     ----------

Balance at September 30, 1997 (unaudited)           538,336        600,020           $  0.14         $  0.05-$0.18
                                                 ----------     ----------
                                                 ----------     ----------


   Of the options outstanding as of December 31, 1996, 462,296 had an exercise price of $0.05 per share and a weighted average remaining contractual life of
9.2 years and 276,681 had an exercise price of $0.18 per share and a weighted average contractual life of 10.0 years. As of December 31, 1996 and September 30, 1997, vested options to purchase 74,599 and 71,014 shares, respectively, at a weighted average exercise price of $0.05 and $0.06 per share, respectively, were exercisable.

   The Company will record $2,168,000 of compensation expense related to certain stock options issued between August 1996 and September 1997 below fair market value, of which the Company recorded $8,000 and $216,000, during the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

                                  FOUR11 CORPORATION
                            NOTES TO FINANCIAL STATEMENTS


FAIR VALUE DISCLOSURES

   Had compensation cost for the Company's option plan been determined based on the fair value at the grant dates, as prescribed in SFAS 123, the Company's net loss would have been as follows:


                                 YEAR ENDED DECEMBER 31,
                                  1995           1996
Net loss:
    As reported              $  (165,000)   $  (1,951,000)
    Pro forma                $  (165,000)   $  (1,973,000)


   The fair value of each option granted is estimated on the date of grant using the minimum value method with the following assumptions used for grants during the applicable period: annual dividend yield of 0.0% for both periods: risk-free interest rates of 5.8% to 6.7% for options granted during 1996 and 5.5% for options granted during 1995; and a weighted average expected option term of four years for both periods.

   The pro forma amounts reflect compensation expenses related to 1995 and 1996 option grants only. In future years, the annual compensation expense will increase due to the expense associated with future grants.

   The weighted average fair value of options granted during 1995 and 1996 was $0.01 and $0.72 per share, respectively.

NOTE 7 - COMMITMENTS:

   The Company leases its facility under a non-cancelable operating lease agreement which ends in 1998. Rent expense for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997 were $12,000, $86,000 and $111,000, respectively.

Future minimum lease payments under non-cancelable operating and capital leases as of September 30, 1997 are as follows:

                                                        Capital     Operating
                                                        Leases        Leases
                                                      ----------    ---------
Year ended December 31,

 1997                                                 $  142,000    $  44,000
 1998                                                    569,000      125,000
 1999                                                    569,000            -
 2000                                                    322,000            -
                                                      ----------    ---------
 Total minimum lease payments                          1,602,000      169,000
                                                                    ---------
                                                                    ---------
 Less:  amount representing interest                    (305,000)
                                                      ----------
 Present value of capitalized lease obligations        1,297,000

 Less:  current portion                                 (398,000)
                                                      ----------
 Long-term portion of capitalized lease obligations   $  899,000
                                                      ----------
                                                      ----------

                                  FOUR11 CORPORATION
                            NOTES TO FINANCIAL STATEMENTS


   During February 1997, the Company entered into four separate equipment lease line of credit agreements aggregating $1,500,000. During the nine months ended September 30, 1997 the Company financed $1,500,000 of computers and equipment under these facilities. For equipment purchased under the lease line, principal and interest are payable over a 36 month period.

   During July 1997, the Company issued a convertible subordinated promissory note for aggregate proceeds of $500,000. The note bears interest at an annual rate of 6% and is payable on demand by the holder any time after March 15, 1998 or default by the Company. The promissory note is convertible at the option of the holder at the close of an equity financing into shares of Preferred Stock provided 1) the Company receives at least $2,000,000 in aggregate proceeds, and
2) when one or more strategic business partners participate in the equity financing, the current holders of Series A and Series B Convertible Preferred Stock must participate .

NOTE 8 - RELATED PARTY TRANSACTIONS:

   During 1996, the Company issued various promissory notes to its founders totaling $94,000. These notes bore interest at 8% per annum. The notes were repaid during the year.

   Included in accounts receivable and accrued expenses as of December 31, 1996, was an amount of $50,000 and $50,000, respectively, due from and to a company whose significant shareholder is also a holder of a significant portion of the Company's Convertible Preferred Stock.

   At September 30, 1997, the Company has recorded a $100,000 current liability payable to Yahoo! Inc.


NOTE 9 - SUBSEQUENT EVENTS:

   On October 20, 1997, the Company consummated an Agreement and Plan of Reorganization (the "Agreement") with Yahoo! Inc., a publicly held company, upon which the Company's shareholders exchanged all of their shares of Common Stock, on an as-if-converted basis, for shares of Common Stock of Yahoo! Inc., in a business combination to be accounted for as a pooling of interests.

    (c)  EXHIBITS.


           2.1 (1) Agreement and Plan of Reorganization dated as of October 7, 1997, by and among Yahoo! Inc., ST Acquisition Corporation, and Four11 Corporation.

          99.1          Supplementary Consolidated Financial Statements
                        of Yahoo! Inc.
--------------------
    (1)  Previously filed.

                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       YAHOO! INC.


Date:  October 30, 1997                By:  /s/ GARY VALENZUELA
                                          ----------------------------------
                                            Gary Valenzuela
                                            Senior Vice President, Finance and
                                            Administration, and Chief Financial
                                            Officer
                                            (Principal Financial Officer)

                                INDEX TO EXHIBITS

           Exhibit
           Number
         ----------
           2.1 (1) Agreement and Plan of Reorganization dated as of October 7, 1997, by and among Yahoo! Inc., ST Acquisition Corporation, and Four11 Corporation.

           99.1         Supplementary Consolidated Financial Statements
                        of Yahoo! Inc.
--------------------
    (1)  Previously filed.